UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission

File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Bonuses Payable to Named Executive Officers and Chairman of the Board for Fiscal 2010. On December 21, 2010, our Board of Directors approved cash bonus payments for the 2010 fiscal year to Joseph K. Belanoff, M.D., our Chief Executive Officer, Robert L. Roe, M.D., our President and Secretary, James N. Wilson, the Chairman of our Board, Caroline M. Loewy, our Chief Financial Officer, and Anne M. LeDoux, our Vice President, Controller and Chief Accounting Officer. These bonus awards were made in connection with important achievements during 2010, including the completion of financing transactions for aggregate gross proceeds of approximately $24.3 million, the reporting of positive top-line results from our Phase 3 study of CORLUX for the treatment of Cushing’s Syndrome and the commencement of commercialization planning activities for that product, and progress in the development of new chemical entities, including clinical development of CORT 108297 and the initiation of preliminary activities toward filing an Investigational New Drug application for CORT 113083.

The bonus amounts to be paid to our named executive officers and the Chairman of our Board in January 2011 are as follows:

Name	Title	Amount of 2010 Bonus
Joseph K. Belanoff, M.D.	Chief Executive Officer	$454,000
Robert L. Roe, M.D.	President and Secretary	$315,000
James N. Wilson	Chairman of the Board	$182,000
Caroline M. Loewy	Chief Financial Officer	$93,000
Anne M. LeDoux	Vice President, Controller and Chief Accounting Officer	$66,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: December 28, 2010	By:	/S/ JOSEPH K. BELANOFF
Joseph K. Belanoff
Chief Executive Officer

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